                                                                EXHIBIT 9(h)

                          TRUST FOR FEDERAL SECURITIES

                                (Dollar Shares)

                       RESTATED SHAREHOLDER SERVICES PLAN


        Section 1. Upon the recommendation of Provident Financial Processing Corporation ("PFPC" or the "Administrator"), a co-administrator of Trust for Federal Securities (the "Company"), any officer of the Company is authorized to execute and deliver, in the name and on behalf of the Company, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees ("Servicing Agreements") with institutional shareholders of record ("Service Organizations") of a sub-class of the Company's shares of beneficial interest ("Dollar Shares") of the FedFund, T-Fund, FedCash, T-Cash, Federal Trust Fund, Treasury Trust Fund, Short Government Fund, Intermediate Government Fund or Long Government Fund portfolios (specifically, the FedFund Dollar shares, T-Fund Dollar shares, FedCash Dollar shares, T-Cash Dollar shares, Federal Trust Dollar shares, Treasury Trust Dollar shares, Short Government Dollar shares, Intermediate Government Dollar shares or Long Government Dollar shares). Such Servicing Agreements shall require the Service Organizations to provide support services as set forth therein to their customers who beneficially own such Dollar Shares (as described in the Company's respective Prospectuses) in consideration for a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at the annual rate of .25% of the average daily net asset value of the Dollar Shares held by the Service Organizations on behalf of their customers. All expenses incurred by the Company with respect to Dollar Shares of a particular investment portfolio in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of such portfolio's Dollar Shares.

        Section 2. The Administrator shall monitor the arrangements pertaining to the Company's Servicing Agreements with Service Organizations in accordance with the terms of the administration agreement with the Company. The Administrator shall not, however, be obliged by this Plan to recommend, and the Company shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

        Section 3. So long as this Plan is in effect, the Administrator shall provide to the Company's Board of Trustees, and the trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.
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        Section 4. This Plan shall become effective as of January 18, 1993 upon the approval of the Plan (and the form of Servicing Agreement attached hereto) by a majority of the Board of Trustees, including a majority of the trustees who are not "interested persons" as defined in the Investment Company Act of 1940 (the "Act") of the Company and have no direct or indirect financial interest in the operation of this Plan or in any Servicing Agreements or other agreements related to this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan (and form of Servicing Agreement).

        Section 5. Unless sooner terminated, this Plan shall continue until March 31, 1994, and thereafter shall continue automatically for successive annual periods provided such continuance is approved at least annually in the manner set forth in Section 4.

        Section 6. This Plan may be amended at any time by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

        Section 7. This Plan is terminable at any time by vote of a majority of the Disinterested Trustees.

        Section 8. While this Plan is in effect, the selection and nomination of those trustees who are not "interested persons" (as defined in the Act) of the Company shall be committed to the discretion of the Disinterested Trustees.

        Section 9. The Company has reapproved this restated Shareholder Services Plan November 18, 1992 effective as of January 18, 1993.

        Section 10. All persons dealing with the Company or the "Trustees" of the Company must look solely to the Company's property for the enforcement of any claims against the Company, as neither the Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on the Company's behalf.



                                      -2-

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                        TEMPORARY INVESTMENT FUND, INC.
                          TRUST FOR FEDERAL SECURITIES
                    MUNICIPAL FUND FOR TEMPORARY INVESTMENT
                     PORTFOLIOS FOR DIVERSIFIED INVESTMENT
                  MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.
                 MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.
                               (the "Companies")

                         Bellevue Park Corporate Center
                              400 Bellevue Parkway
                           Wilmington, Delaware 19809

                              SERVICING AGREEMENT
                                (Dollar Shares)

Ladies and Gentlemen:

This is a Servicing Agreement between each of the registered investment companies which has executed this Agreement (each a "Company") and whose name is set forth below and you as the Servicer named below concerning the provision of support services to your customers and customers of affiliated banks (collectively, "customers") who may from time to time beneficially own Dollar Shares of one or more of a Company's investment portfolios (individually, a "Fund" and collectively, the "Funds"). Each of the Funds whose shares are currently being offered are listed on Appendix A. As used herein, "you" means the Servicer which has executed this Agreement and "we" (or "us") means each Company which has executed this Agreement singly and not as a group, and each Company shall for all purposes have responsibilities hereunder only with respect to the Dollar Shares of its Fund or Funds and under no circumstances have any liability or obligation with respect to any other Fund or Company, notwithstanding the use of the word "us" or "we."

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide the following support services to customers who may from time to time beneficially own a Fund's Dollar Shares;:(i) aggregating and processing purchase and redemption requests for Dollar Shares from customers and placing net purchase and redemption orders with our distributor;
(ii) providing customers with a service that invests the assets of their accounts in Fund's Dollar Shares pursuant to specific or pre-authorized instructions; (iii) processing dividend payment from us on behalf of customers;
(iv) providing information periodically to customers showing their positions in a Fund's Dollar Shares; (v) arranging for bank wires; (vi) responding to customer inquiries relating to the services performed by you; (vii) providing subaccounting with respect to a Fund's Dollar Shares beneficially owned by customers or the information to us necessary for subaccounting; (viii) if required by law, forwarding shareholder communications from us (such as proxies,
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shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (ix) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations. You will provide to customers a schedule of all fees that you may charge to them relating to the investment of their assets in a Fund's Dollar Shares.

SECTION 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

SECTION 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or a Fund's Dollar Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

SECTION 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Dollar Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

SECTION 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .25 of 1% of the average daily net asset value of a Fund's Dollar Shares held of record by you from time to time on behalf of customers (the "customers' Dollar Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this
Section 5, the average daily net asset value of the customers' Dollar Shares will be computed in the manner specified in our registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of a Fund's Dollar Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of such Dollar Shares, including the sale of such shares to you for the account of any customer(s).

SECTION 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to the respective Board of Directors/Trustees; and the Directors/Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or


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they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors/Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

SECTION 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

SECTION 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; and (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with customers.

SECTION 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until the March 31 next occurring after the date hereof, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Directors/Trustees as defined in Section 12 hereof) or by you upon notice to the other party hereto (or parties, as the case may be).

SECTION 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

SECTION 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

SECTION 12. This Agreement has been approved by vote of a majority of (i) a Company's Board of Directors/Trustees and (ii) those Directors/Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Company and have no direct or indirect financial interest in the operation of the Restated Shareholder Services Plan adopted by us regarding the provision of support services to the beneficial owners of Dollar Shares or in any agreements related thereto ("Disinterested Directors/Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

SECTION 13. All persons dealing with "Trust for Federal Securities," "Municipal Fund For Temporary Investment," "Municipal Fund For California Investors, Inc.," "Municipal Fund For New York Investors, Inc.," or "Portfolios For Diversified Investment" or the "Trustees" of any such Company must look solely to that

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
Company's property for the enforcement of any claims against the Company, as neither the Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on a Company's behalf.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, PFPC INC., c/o KATHERINE A. CHUPPE AT BELLEVUE CORPORATE CENTER, 400 BELLEVUE PARKWAY, WILMINGTON, DE 19809.

Very truly yours,


TEMPORARY INVESTMENT FUND, INC.         TRUST FOR FEDERAL SECURITIES, INC.


-------------------------------         ------------------------------------
Authorized Officer                      Authorized Officer


MUNICIPAL FUND FOR TEMP INVEST.         MUNI FUND FOR NY INVESTORS, INC.


-------------------------------         ------------------------------------
Authorized Officer                      Authorized Officer


MUNI FUND FOR CA INVESTORS, INC.        PORTFOLIO FOR DIVERSIFIED INVESTMENT


--------------------------------        ------------------------------------
Authorized Officer                      Authorized Officer


DATE:
      ------------------



ACCEPTED AND AGREED TO:


BY:
    --------------------

DATE:
      ------------------





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
                                   APPENDIX A

        Please check the appropriate boxes to indicate the Funds of the Companies for which you wish to act as a Service Organization with respect to Dollar Shares:

        TEMPORARY INVESTMENT FUND, INC.


                    TempFund Dollar Shares (Class B - Special Series 1)
        ----------
                    TempCash Dollar Shares (Class C Shares)
        ----------

        TRUST FOR FEDERAL SECURITIES

                    FedFund Dollar Shares
        ----------

                    T-Fund Dollar Shares
        ----------

                    FedCash Dollar Shares
        ----------

                    T-Cash Dollar Shares
        ----------

                    Federal Trust Dollar Shares
        ----------

            X       Treasury Trust Dollar Shares
        ----------

                    Short Government Dollar Shares
        ----------

                    Intermediate Government Dollar Shares
        ----------

        MUNICIPAL FUND FOR TEMPORARY INVESTMENT

                    MuniFund Dollar Shares
        ----------

                    MuniCash Dollar Shares
        ----------

                    Intermediate Municipal Dollar Shares
        ----------

        MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.

                    New York Money Dollar Shares
        ----------

        MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.

                    California Money Dollar Shares
        ----------

                    California Intermediate Dollar Shares
        ----------

        PORTFOLIOS FOR DIVERSIFIED INVESTMENT

                    Fixed Income Dollar Shares
        ----------


SIGNED:
       -----------------------         COMPANY:
        (TITLE)                        --------

DATED:
       -----------------------


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